UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2009

Foot Locker, Inc.
(Exact Name of Registrant as Specified in its Charter)

New York	1-10299	13-3513936
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

112 West 34th Street, New York, New York		10120
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 212-720-3700

Former Name/Address
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operation and Financial Condition

     On March 4, 2009, Foot Locker, Inc. (the “Company”) issued a press release announcing its operating results for the fourth quarter and full-year 2008. The press release includes a non-GAAP financial measure of fourth quarter and year-to-date Income from Continuing Operations before non-cash impairment charges, store closing expenses, and an income tax valuation allowance adjustment. The Company is providing this information because it believes that excluding these charges from Income from Continuing Operations provides a useful measure to investors in evaluating the Company’s year-over-year performance. The non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported results prepared in accordance with GAAP. A reconciliation schedule to GAAP is provided in the release.

     The Company also reported in its press release that, in preparing its consolidated financial statements for its 2008 fiscal year, it discovered errors in its calculation of income tax expense for the 2007 fiscal year. The net income and earnings per share for the 2007 fourth quarter and full-year periods, as presented in this release, were decreased by $9 million from the amounts previously reported to reflect the Company’s preliminary estimate of the effect of those errors on its financial statements. The Company’s Form 10-K to be filed for 2008 will reflect the final income tax expense calculations, which may change the Company’s 2007 and 2008 net income and earnings per share from that presented in this release.

     A copy of the press release is furnished as Exhibit 99.1, which, in its entirety, is incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits

(c)      Exhibits

99.1	Press Release of Foot Locker, Inc. dated March 4, 2009 reporting operating results for the fourth quarter and full-year 2008.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC.
(Registrant)

Date: March 4, 2009	By:	/s/ Robert W. McHugh
Senior Vice President and
Chief Financial Officer